EXHIBIT 99.3
                                                                    ------------


                                 REVOCABLE PROXY

                      FIRST FEDERAL FINANCIAL BANCORP, INC.

                         SPECIAL MEETING OF STOCKHOLDERS
                           to be Held on June 17, 2003





     The undersigned hereby appoints the Board of Directors of First Federal Financial Bancorp, Inc. (the "Company"), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Meeting") to be held on June 17, 2003 at its main office located at 415 Center Street, Ironton, Ohio 45638, at 1:00 p.m. local time, as follows:

           The approval and adoption of the Agreement and Plan of Merger dated as of December 30, 2002, pursuant to which the Company will merge with and into Classic Bancshares, Inc. and each outstanding share of common stock of the Company will be converted into the right to receive, at the election of the holder, either shares of common stock of Classic Bancshares, Inc. or cash, all on and subject to the conditions contained in the Agreement and Plan of Merger.



           [ ] FOR                [ ] AGAINST               [ ] ABSTAIN



     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

     The Board of Directors recommends a vote "FOR" the approval of the Agreement and Plan of Merger.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     This proxy may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of First Federal Financial Bancorp, Inc. at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of First Federal Bancorp, Inc. at or before the Meeting, or (iii) attending the Meeting in person and voting by written ballot (although attendance at the Meeting will not in and of itself constitute revocation of a proxy).

     The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of a Notice of Special Meeting and the Joint Proxy Statement/Prospectus dated May 16, 2003.

     Please sign exactly as your name(s) appear(s) on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



                                        Date:
                                              --------------------------------




                                              --------------------------------
                                                Stockholder sign above



                                              --------------------------------
                                                Co-holder (if any) sign above


         PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
                         ENCLOSED POSTAGE-PAID ENVELOPE